Exhibit 21

Pentair, Inc. and subsidiaries as of December 31, 2004.

Name of Company	Jurisdiction of Incorporation	Segment
Aplex Industries, Inc.	United States	Water
Apno S.A. de C.V.	Mexico	Other
Axholme Resources Limited	United Kingdom	Water
Burger Acquisition, LLC	United States	Water
Century Mfg. Co.	United States	Other
Chansuba Pumps Private Ltd. (2)	India	Water
Codeline Corporation	United States	Water
Compool Inc.	United States	Water
Davies Pumps & Co. Limited	New Zealand	Water
Electronic Enclosures, Inc.	United States	Enclosures
Epps Limited	Mauritius	Water
Eraba Holdings Ltd	United Kingdom	Enclosures
Eraba Limited	United Kingdom	Enclosures
EuroPentair GmbH	Germany	Other
Everpure (Europe) N.V.	Belgium	Water
Everpure (UK) Limited	United Kingdom	Water
Everpure Japan, Inc.	Japan	Water
Everpure, LLC	United States	Water
FDD S.A.	France	Water
Fleck Controls, Inc.	United States	Water
Hoffman Enclosures (Mex), LLC	United States	Enclosures
Hoffman Enclosures Inc.	United States	Enclosures
Hoffman Engineering S. de R.L. de C.V.	Mexico	Enclosures
Hoffman Schroff Pte. Ltd.	Singapore	Enclosures
Hypro, EU Limited	United Kingdom	Water
Hypro, LLC	United States	Water
Inversiones Sta-Rite Chile Limitada	Chile	Water
Kreepy Krauly (PTY) Ltd	South Africa	Water
Lincoln Automotive Company	United States	Other
McNeil (Ohio) Corporation	United States	Other
Metalurgica Taunus Ltda	Brazil	Enclosures
Moraine Properties, LLC	United States	Other
National Pool Tile Group, Inc.	United States	Water
Nocchi Pompes Europe S.a.r.l.	France	Water
Onga (NZ) Limited	New Zealand	Water
Onga Pty. Ltd.	Australia	Water
Onga Pump Shop Pty. Ltd.	Australia	Water
Optima Enclosures Limited	United Kingdom	Enclosures
Pentair Aquaculture SA	Switzerland	Water
Pentair Asia Holdings SARL	Luxembourg	Other
Pentair Asia PTE Ltd.	Singapore	Other
Pentair Canada, Inc.	Canada	Water
Pentair DMP Corp.	United States	Other
Pentair do Brasil Holdings Ltda	Brazil	Enclosures
Pentair Electronic Packaging Company	United States	Enclosures
Pentair Electronic Packaging de Mexico, S. de R.L de C.V	Mexico	Enclosures
Pentair Enclosures de Chile S.r.L.	Chile	Enclosures
Pentair Enclosures Group, Inc.	United States	Enclosures
Pentair Enclosures Limited	United Kingdom	Enclosures

Name of Company	Jurisdiction of Incorporation	Segment
Pentair Enclosures, Inc.	United States	Enclosures
Pentair Enclosures, S. de R.L. de C.V.	Mexico	Enclosures
Pentair Financial Services Ireland	Ireland	Other
Pentair France SARL	France	Water
Pentair FSC Corporation	Barbados	Other
Pentair Global Sarl	Luxembourg	Other
Pentair Halifax, Co.	Canada	Other
Pentair Housing LP	United States	Other
Pentair Housing, Inc.	United States	Other
Pentair International Sarl	Luxembourg	Other
Pentair Nova Scotia Co.	Canada	Other
Pentair Pacific Rim (Water) Limited	Hong Kong	Water
Pentair Pacific Rim, Ltd.	Hong Kong	Enclosures
Pentair Pump Group Inc.	United States	Water
Pentair Pumps S.p.A.	Italy	Water
Pentair Qingdao Enclosure Company Ltd.	P.R.C.	Enclosures
Pentair Filtration, Inc.	United States	Water
Pentair Tools Group, Inc.	United States	Other
Pentair Transport, Inc.	United States	Other
Pentair U.K. Ltd.	United Kingdom	Enclosures
Pentair UK Group Limited	United Kingdom	Water
Pentair Water (Suzhou) Company Ltd.	P.R.C.	Water
Pentair Water Belgium NV	Belgium	Water
Pentair Water Europe s.r.l.	Italy	Water
Pentair Water Filtration France SAS	France	Water
Pentair Water Filtration UK Limited	United Kingdom	Water
Pentair Water France SAS	France	Water
Pentair Water Group, Inc.	United States	Water
Pentair Water India Private Limited	India	Water
Pentair Water Italy S.r.l.	Italy	Water
Pentair Water Pool and Spa, Inc.	United States	Water
Pentair Water Taiwan Co., Ltd.	Taiwan	Water
Pentair Water Technologies Ltd.	Virgin Islands	Water
Pentair Water Treatment (OH) Company	United States	Water
Pentair Water Treatment Company	United States	Water
Pentair Water Treatment India Private Limited	India	Water
Pentair Water, LLC	United States	Water
Pentair Water-Mexico S. de R.L. de C.V.	Mexico	Water
Penwald Insurance Company	United States	Other
PFAM, Inc.	United States	Other
Porter-Cable de Mexico S.A. de C.V.	Mexico	Other
PTC Accessories Group	United States	Other
Schroff GmbH	Germany	Enclosures
Schroff Inc.	United States	Enclosures
Schroff K.K.	Japan	Enclosures
Schroff S.R.L.	Italy	Enclosures
Schroff SAS	France	Enclosures
Schroff Scandinavia AB	Sweden	Enclosures
Schroff U.K. Ltd.	United Kingdom	Enclosures
SHURflo International Limited	United Kingdom	Water
SHURflo Limited	United Kingdom	Water
SHURflo, LLC	United States	Water
Sta-Rite de Argentina, S.A.	Argentina	Water

Name of Company	Jurisdiction of Incorporation	Segment
Sta-Rite de Mexico S.A. de C.V. (1)	Mexico	Water
Sta-Rite de Puerto Rico, Inc.	Puerto Rico	Water
Sta-Rite Holdings, B.V.	Netherlands	Water
Sta-Rite Industries GmbH Europa	Germany	Water
Sta-Rite Industries, LLC	United States	Water
Structural Iberica	Spain	Water
Surewood Acquisition Corporation	United States	Other
Tupelo Real Estate, LLC	United States	Other
WEB Tool & Manufacturing, Inc.	United States	Enclosures
Webster Electric Company, LLC	United States	Water
WICOR Canada Company	Nova Scotia	Water
WICOR Global Corp.	United States	Water
WICOR Industries (Australia) Pty. Ltd.	Australia	Water
WICOR Industries, LLC	United States	Water
WICOR, Inc.	United States	Water

(1) - 80% owned

(2) - 47% owned